Exhibit 99.1

NEWS RELEASE

Release Time: Immediate

Contact: Susan Blair, (501) 978-2217

Date: May 16, 2014

Bank of the Ozarks, Inc. Completes Acquisition of Summit Bancorp, Inc.

LITTLE ROCK, Arkansas – Bank of the Ozarks, Inc. (NASDAQ: OZRK) (“Company”) announced today the completion of its acquisition of Summit Bancorp, Inc. (“Summit”) and its wholly-owned bank subsidiary Summit Bank (“Summit Bank”) pursuant to a previously announced definitive agreement and plan of merger whereby Summit merged with and into the Company and Summit Bank merged with and into the Company’s wholly-owned bank subsidiary, Bank of the Ozarks, effective May 16, 2014.

In connection with closing the transaction, Bank of the Ozarks, Inc. issued approximately 2.88 million shares of its common stock and approximately $42.4 million in cash for all outstanding shares of Summit common stock. The transaction is accretive to the Company’s book value per common share and tangible book value per common share and is expected to be accretive to the Company’s diluted earnings per common share in the first twelve months after the closing date and thereafter. This is the Company’s eleventh acquisition since March 2010 and the largest in its history.

The acquisition adds 23 banking offices and one loan production office in nine Arkansas counties. At March 31, 2014, Summit Bank had approximately $1.2 billion of total assets, $752 million of loans and $987 million of deposits.

“Bank of the Ozarks is very pleased to complete the acquisition of Summit Bank and begin offering customers the benefits created by the combination of two strong, high performing community banks. The cultural fit between our two companies is remarkable, and together we have an even more powerful banking franchise for our customers, employees and shareholders,” stated George Gleason, Chairman and Chief Executive Officer of Bank of the Ozarks.

GENERAL INFORMATION

Bank of the Ozarks, Inc. is a bank holding company with $5.03 billion in total assets as of March 31, 2014 and trades on the NASDAQ Global Select Market under the symbol “OZRK.” The Company owns a state-chartered subsidiary bank that conducts banking operations through 165 offices in Arkansas, Georgia, North Carolina, Texas, Florida, Alabama, South Carolina, New York and California. The Company may be contacted at (501) 978-2265 or P. O. Box 8811, Little Rock, Arkansas 72231-8811. The Company’s website is: www.bankozarks.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about the Company that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. Forward-looking statements speak only as of the date they are made and the Company assumes no duty to update such statements. In addition to factors previously disclosed in reports filed by the Company with the SEC, additional risks and uncertainties may include, but are not limited to: the possibility that any of the anticipated benefits of the merger will not be realized or will not be realized within the expected time period; the risk that integration of Summit operations with those of the Company will be materially delayed or will be more costly or difficult than expected; the effect of the merger on customer relationships and operating results; and general competitive, economic, political and market conditions and fluctuations.